UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2005

PDF Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-31311 (Commission File Number)	25-1701361 (IRS Employer Identification No.)

333 West San Carlos Street Suite 700 San Jose, CA (Address of principal executive offices)	95110 (Zip Code)

Registrant’s telephone number, including area code: (408) 280-7900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Definitive Material Agreement.

On April 8, 2005, PDF Solutions, Inc. (the “Company”) entered into its standard form Indemnity Agreement with Kevin MacLean, the Company’s newly appointed Vice President, General Manager of DFM Solutions. The agreement requires the Company to indemnify Mr. MacLean against any liabilities that may arise by reason of his status or service as an officer of the Company other than for liabilities arising from willful misconduct of a culpable nature and to advance his expenses incurred as a result of any proceeding against him as to which he could be indemnified. The foregoing description of the agreement is a general description only and is qualified in its entirety by reference to the Company’s standard form of Indemnification Agreement, a copy of which is attached to the Company’s Registration Statement on Form S-1 filed on August 7, 2000, as amended, and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDF Solutions, Inc. (Registrant)
Date: April 8, 2005	By:	/s/ P. Steven Melman
P. Steven Melman
Vice President, Finance and Administration and Chief Financial Officer